EXHIBIT 10.1

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of ____________, 200_ between Acco Brands Corporation, a Delaware corporation (the “Company”), and [________] (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.  Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions.  At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.  The By-Laws of the Company (the “By-Laws”) provide for indemnification of, among other persons, the directors and officers of the Company.  Directors and officers may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”).  The By-Laws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and directors, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining qualified directors and officers;

WHEREAS, the Board of Directors has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the By-Laws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Company’s By-Laws and insurance as adequate in the present circumstances, and may not be willing to serve as a director, officer, employee or agent without adequate protection, and the Company desires Indemnitee to continue to serve in such capacity or capacities.  Indemnitee is willing to continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director, officer, employee or agent after the date hereof, the parties hereto agree as follows:

ARTICLE I

INDEMNIFICATION

1.           Proceedings Other Than Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any written agreement, arrangement or understanding of agency to which Indemnitee is a party contains provisions that supersede or abrogate indemnification under this Section 1) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against Expenses (as hereinafter defined), judgments, penalties, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.           Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any written agreement, arrangement or understanding of agency to which Indemnitee is a party contains provisions that supersede or abrogate indemnification under this Section 2) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise against Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery of Delaware or such other court shall deem proper.

3.           Indemnification for Expenses of Indemnitee Who is Wholly or Partly Successful.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article I, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.  If Indemnitee is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with each claim, issue or matter that is successfully resolved.  For purposes of this Article I and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

4.           Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 or 2 of this Article I, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.  The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 7 and 8 of this Article I and of Article II hereof) to be unlawful.

5.           Contribution.

(a)           Whether or not the indemnification provided in Sections 1, 2, 3 and 4 of this Article I is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)           Without diminishing or impairing the obligations of the Company set forth in Section 5(a) of this Article I, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered.  The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)           The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)           To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

6.           Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Article I, to the extent Indemnitee is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any written agreement, arrangement or understanding of agency to which Indemnitee is a party contains provisions that supersede or abrogate indemnification under this Article I) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

7.           Determination of Right to Indemnification.  Indemnification under Sections 1 and 2 of this Article I shall be made only as authorized in the specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2 of this Article I, as the case may be.  Such determination shall be made (a) if a Change of Control (as hereinafter defined) shall not have occurred, (i) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) if there are no Disinterested Directors or, even if there are Disinterested Directors, if a majority of such Disinterested Directors so directs, by (A) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (B) if the Board of Directors so directs, the stockholders of the Company; or (b) if a Change of Control shall have occurred and subject to Article II, Section 3(c), by Independent Counsel selected by Indemnitee in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, unless Indemnitee shall request that such determination be made by or at the direction of the Board of Directors, in which case it shall be made in accordance with Section 7(a) of this Article I.  Indemnitee shall be entitled to be indemnified against the Expenses actually and reasonably incurred by Indemnitee in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

8.           Timing of Determination of Right to Indemnification.  If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and Indemnitee requests pursuant to Section 7(b) of this Article I that the determination as to whether Indemnitee is entitled to indemnification be made by or at the direction of the Board of Directors, Indemnitee shall be conclusively presumed to have been determined pursuant to Section 7 of this Article I to be entitled to indemnification if (a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Company of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (A) Independent Counsel for its determination or (B) the stockholders for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Company of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies Indemnitee thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to Section 8(a)(i)(B) of this Article I, to submit the determination to the stockholders, the stockholders meeting at which the determination is to be made shall not have been held on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith); provided, however, that this sentence shall not apply if Indemnitee has misstated or failed to state a material fact in connection with his or her request for indemnification.  Such presumed determination that

Indemnitee is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in Section 8(a)(ii) of this Article I or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the stockholders, on the last date within the period prescribed by law for holding such stockholders meeting (or a postponement or adjournment thereof as permitted above).

9.           Advancement of Expenses.  Expenses actually and reasonably incurred by Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding referred to in this Article I shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, promptly after receipt of a request therefor stating in reasonable detail the Expenses incurred; provided that, in each case, the Company shall have received an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized in this section.

10.           Definitions.  For purposes of this Agreement:

(a)           “Change of Control” means any of the following:

(i)                The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this Section 10(a)(i), the following acquisitions shall not constitute a Change of Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition pursuant to a transaction which complies with Section 10(iii)(A), (B) or (C) of this Article I; or

(ii)                Individuals who, as of August 17, 2005, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii)                Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or members of any other governing body, as the case may be, of the corporation or other legal entity resulting from such Corporate Transaction, respectively (including, without limitation, a corporation or other legal entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation or securities entitled under ordinary circumstances to elect a majority of the members of the governing body of any other legal entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation or the then outstanding securities with the combined voting power entitled to elect a majority of the members of the governing body of any other legal entity resulting from such Corporate Transaction, except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation or other governing body of any other legal entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv)                Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

(b)           “Disinterested Director” means a director of the Company who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by Indemnitee.

(c)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(d)           “Independent Counsel” means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Company, Indemnitee or any other party to the action, suit or proceeding giving rise to a claim for indemnification under this Agreement, in any matter material to the Company, Indemnitee or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or Indemnitee in an action to determine the Company’s or Indemnitee’s rights under this Agreement.

11.           Non-Exclusivity; Survival of Rights.  The indemnification, contribution and advancement of Expenses herein provided, or granted pursuant hereto, shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any written agreement, vote of stockholders or Disinterested Directors, the certificate of incorporation of the Company, the By-Laws or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office, and shall continue as to Indemnitee after his or her Corporate Status (as defined below) has ceased.  Notwithstanding any amendment, alteration or termination of this Article I or any of its provisions, or of any of the Procedures set forth in Article II, in each case, in accordance with Section 7 of Article III, Indemnitee shall be entitled to indemnification, contribution and advancement of Expenses in accordance with the provisions hereof and thereof with respect to any action taken or omitted prior to such amendment, alteration or termination, except to the extent otherwise required by law.  To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the certificate of incorporation of the Company, the By-Laws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

12.           Indemnification for Actions Against the Company.  No indemnification shall be payable pursuant to this Article I with respect to any action against the Company commenced by Indemnitee unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this Article I or the Procedures set forth in Article II shall specifically provide for indemnification of Expenses relating to the enforcement of rights under this Agreement.

13.           Vesting of Indemnification Rights.  Notwithstanding any amendment, alteration or termination of any provision of this Agreement in accordance with Section 7 of Article III, all rights to indemnification, contribution and advancement of Expenses under this Agreement vest in Indemnitee at the time Indemnitee became or becomes a director, officer, employee or agent of the Company or any of its subsidiaries, and Indemnitee shall be entitled to the benefits of this Agreement with respect to any claim for indemnification, contribution and advancement of Expenses arising out of any action taken or omitted prior to such amendment, alteration or termination, except to the extent otherwise required by law.

ARTICLE II

PROCEDURES

1.           Purpose.  The following procedures for submission and determination of claims for indemnification pursuant to Article I of this Agreement (the “Procedures”) are to implement the provisions of Article I of this Agreement.

2.           Definitions.  For purposes of these Procedures:

(a)           All terms that are defined in Article I of the this Agreement shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein, and all terms that are defined in this Article II shall have the meanings ascribed to them herein when used in the other Articles of this Agreement.

(b)           “Expenses” include all attorneys’ fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, a Proceeding; and shall also include such retainers as counsel may reasonably require in advance of undertaking the representation of an Indemnitee in a Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, excise taxes or fines against Indemnitee.

(c)           “Proceeding” includes any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by Indemnitee unless the Board of Directors shall have authorized the commencement thereof.

3.           Submission and Determination of Claims.

(a)           To obtain indemnification or advancement of Expenses under Article I of this Agreement, Indemnitee shall submit to the General Counsel of the Company a written request therefor, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to permit a determination as to whether and what extent Indemnitee is entitled to indemnification or advancement of Expenses, as the case may be.  The General Counsel shall, promptly upon receipt of a request for indemnification, advise the Board of Directors thereof in writing if a determination in accordance with Article I, Section 7 of this Agreement is required.

(b)           Upon written request by an Indemnitee for indemnification pursuant to Section 3(a) of this Article II, a determination with respect to Indemnitee’s entitlement thereto in the specific case, if required pursuant to this Agreement, shall be made in accordance with Article I, Section 7 of this Agreement, and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination.  Indemnitee shall cooperate with the person, persons or entity making such determination, with respect to Indemnitee’s entitlement to indemnification, including providing to each person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.

(c)           If entitlement to indemnification is to be made by Independent Counsel pursuant to Article I, Section 7 of this Agreement, the Independent Counsel shall be selected as provided in this Section 3(c).  If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.  If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection.  Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article I, Section 10(d) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.  If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by Indemnitee of a written request for indemnification pursuant to Section 3(a) of this Article II, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Article I, Section 7 of this Agreement.  The Company shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Article I, Section 7 of this Agreement, and the Company shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Article I, Section 7 of this Agreement and this Section 3(c), regardless of the manner in which Independent Counsel was selected or appointed.  Upon the delivery of its opinion pursuant to Article I, Section 7 of this Agreement or, if earlier, the due commencement of any judicial proceeding or arbitration arising as a result of a determination made pursuant to Article I, Section 7 of this Agreement, that Indemnitee is not entitled to indemnification under this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)           If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification under this Agreement, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 3(a) of this Article II, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(e)           Any Independent Counsel, member of the Board of Directors or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

4.           Review and Enforcement of Determination.

(a)           In the event that (i) advancement of Expenses is not timely made pursuant to Article I, Section 9 of this Agreement, (ii) payment of indemnification is not made pursuant to Article I, Section 3 or 6 of this Agreement within ten days after receipt by the Company of written request therefor, (iii) a determination is made pursuant to Article I, Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (iv) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Article I, Section 7 of this Agreement and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Company of the written request for indemnification, or (v) payment of indemnification is not made within ten days after a determination has been made pursuant to Article I, Section 7 of this Agreement that Indemnitee is entitled to indemnification or within ten days after such determination is deemed to have been made pursuant to Article I, Section 8 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 4(a).  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.  Any such arbitrator shall have the power and authority to award any remedy or judgment that could be awarded in an appropriate court of the State of Delaware, or any court of competent jurisdiction.  Any opinion or award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any appropriate court of the State of Delaware, or any court of competent jurisdiction in the United States.

(b)           In the event that a determination shall have been made pursuant to Article I, Section 7 of this Agreement that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  If a Change of Control shall have occurred, the Company shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)           If a determination shall have been made or deemed to have been made pursuant to Article I, Section 7 or 8 of this Agreement that an Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (i) a misstatement or omission of a material fact in connection with Indemnitee’s request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Company is bound by all the provisions of these Procedures.

(e)           In the event that an Indemnitee, pursuant to this Section 4, seeks to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement in a judicial proceeding or arbitration, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred in such judicial proceeding or arbitration, but only if Indemnitee prevails therein.  If it shall be determined in such judicial proceeding or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial proceeding or arbitration shall be appropriately prorated.

5.           Reliance.  Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, any of its subsidiaries, another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise which he is or was serving at the request of the Company as a director, officer, employee or agent (collectively, an “Enterprise”), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

6.           Settlement.  The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

ARTICLE III

MISCELLANEOUS

1.           Duration of Agreement.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is or was a director, officer, employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any written agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under Article I of this Agreement) of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (Indemnitee’s status as any such director, officer, employee or agent is referred to herein as Indemnitee’s “Corporate Status”) and shall continue thereafter until the longer of (a) the expiration of all applicable statutes of limitation to assert any claim against Indemnitee by reason of Indemnitee’s Corporate Status or (b) so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Article II, Section 3 or 4 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives, as the case may be.

2.           Security.  To the extent requested by Indemnitee and approved by the Board of Directors, in its sole discretion, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

3.           Enforcement.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve, in among other potential capacities, as a director, officer, employee or agent of the Company and/or any Enterprise, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Company and/or any Enterprise.

(b)           Subject to any broader rights to indemnification, contribution and advancement of Expenses to which Indemnitee may be entitled under the certificate of incorporation of the Company, the By-Laws, the DGCL or otherwise, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

4.           Insurance; Subrogation.

(a)           The Company currently has in force policies of directors’ and officers’ liability insurance (“Liability Insurance”).  The Company agrees to furnish to Indemnitee copies of such Liability Insurance policies upon Indemnitee’s request.  The Company further agrees that, so long as Indemnitee shall continue to serve as a director or officer of the Company (and thereafter for a period of time equal to the greater of 6 years and so long as Indemnitee is subject to any Proceeding), the Company will, subject to the limitations set forth below, use its reasonable best efforts to purchase and maintain in force for the benefit of Indemnitee one or more policies of Liability Insurance (including, if applicable, “tail” insurance coverage in the event of a Change of Control) with terms of coverage substantially similar to those provided under the policies in force and effect on the date hereof and in no event less favorable than the terms of coverage provided for the benefit of any other director, officer, employee or agent of the Company or any of its subsidiaries or for the benefit of persons serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise. The Company shall not be required to maintain such Liability Insurance in force if, in the sole judgment of the Board of Directors serving at the time such judgment is made, Liability Insurance is not available on commercially reasonable terms, the premium cost of such Liability Insurance is disproportionate to the amount of the coverage provided or such Liability Insurance is so limited, by exclusions or otherwise, that there is an insufficient benefit from such Liability Insurance.  If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has such Liability Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(b)           In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)           The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, other indemnity provision or otherwise, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.

5.           Exception to Right of Indemnification.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity or contribution in connection with any claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, as amended, or similar provisions of state statutory law or common law.

6.           Severability.  The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

7.           Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto; provided, however, that notwithstanding any supplement, modification, termination or amendment of this Agreement, Indemnitee shall be entitled to the rights set forth in this Agreement with respect to any claim for indemnification arising out of any action taken or omitted prior to such supplement, modification, termination or amendment, whenever such claim may be asserted against Indemnitee, except to the extent otherwise required by law.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

8.           Notice By Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or other matter which may be subject to indemnification covered hereunder.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

9.           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent:

(a)           To Indemnitee at the address set forth below Indemnitee signature hereto.

(b)           To the Company at:

ACCO Brands Corporation
300 Tower Parkway
Lincolnshire, IL  60069
Fax. No.:  847-484-4144
Attention:  General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

10.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.           Headings.  The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

12.           Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ACCO BRANDS CORPORATION

By:
Name:_____________________________________________
Title:______________________________________________

INDEMNITEE

_____________________________________________________
Name:________________________________________________

Address:
_____________________________________________________
_____________________________________________________
_____________________________________________________
_____________________________________________________
Fax. No.:______________________________________________